Exhibit 99

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Intelligroup, Inc.: SEC Investigation Has Been Terminated

EDISON, N.J., February 7, 2006/PRNewswire-FirstCall/ – Intelligroup, Inc. (“Intelligroup” or the “Company”), a global provider of strategic IT outsourcing services, today announced that it received notice from the staff of the United States Securities and Exchange Commission (“SEC”) that its investigation of the Company in connection with the issuance of the Company's financial statements for prior periods has been terminated and that no enforcement action has been recommended.

About Intelligroup
Intelligroup, Inc. (http://www.intelligroup.com) is an information technology services strategic outsourcing partner to the world’s largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company’s onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

Safe Harbor Statement
Certain statements contained herein, including statements regarding the merits of the Company’s litigation and regulatory matters, its ability to file future periodic reports, and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.